AMENDMENT TO THE
TOWNSQUARE MEDIA, INC.
2014 OMNIBUS INCENTIVE PLAN
January 27, 2021
This Amendment (this “Amendment”) to the Townsquare Media, Inc. 2014 Omnibus Incentive Plan (the “Plan”), dated as of January 27, 2021, has been approved by the board of directors and the holders of a majority of the issued and outstanding shares of Townsquare Media, Inc., a Delaware corporation (the “Company”).
AMENDMENT
Section 1.     Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Plan.
Section 2.     Authority to Amend the Plan. Pursuant to Article XII of the Plan, the Board may amend the Plan at any time for any purpose, which may at the time be permitted by law. The Board has determined that this Amendment does not materially and adversely affect any Participant’s rights under any outstanding Award, and as such, Participant approval is not required to effectuate this Amendment.
Section 3.    Amendment to the Plan. Section 4.1 of the Plan is hereby amended by deleting the first sentence of such section in its entirety and replacing such sentence with the following, in order to increase the number of shares of Common Stock reserved for issuance with respect to Awards:
“The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 27,000,000 (subject to any increase or decrease pursuant to Section 4.2) (the “Share Reserve”), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both.”
Section 4.    Effect on the Amendment. Except as expressly amended hereby, the Plan shall remain in full force and effect. Any reference to the Plan contained in any notice, request or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.
Section 5.     Governing Law. This Amendment shall be construed and interpreted in accordance with the laws of the State of Delaware (without reference to any choice of law rules that would require the application of the laws of any other jurisdiction).
Section 6.     Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
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